Where Food Comes From, Inc. - 8-K

EXHIBIT 99.1

Where Food Comes From, Inc. Acquires Controlling Interest in SureHarvest, Inc. – A Leading Provider of Sustainability Solutions to the Food and Agriculture Industry

●	Patented sustainability software solutions support more than 2,200 agri-food operations, including growers, packers, shippers, processors, wineries and trade associations

●	Transaction adds complementary solutions and services, unique customer base and valuable patent portfolio

●	Expands and diversifies WFCF’s commodity reach with high value specialty crops, including wine grapes, almonds, hazelnuts, mushrooms, cut flowers, leafy greens and other fresh produce

●	SaaS model bundles annual software subscriptions with professional services to provide predictable, recurring revenue

●	SureHarvest expected to add approximately $1.5 million in annualized revenue with no long-term debt

CASTLE ROCK, Colo. – December 29, 2016 – Where Food Comes From, Inc. (WFCF) (d.b.a. IMI Global, Inc.) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced it has acquired for cash and stock a 60% interest in privately held SureHarvest, Inc., a leading provider of agri-food sustainability solutions. The transaction was valued at approximately $2.8 million, including $1.1 million in cash and 850,852 shares of WFCF common stock. In addition, WFCF has right of first refusal on the remaining 40% interest in SureHarvest.

SureHarvest is expected to add approximately $1.5 million in annualized revenue with no long-term debt, subject to audited financial results. Importantly, the transaction expands and diversifies WFCF’s commodity reach with high value specialty crops, including wine grapes, almonds, hazelnuts, mushrooms, cut flowers, leafy greens and other fresh produce.

With offices in Soquel and Modesto, CA, SureHarvest provides a wide range of sustainability and farming MIS solutions, certification and compliance management, and a host of professional services to drive sustainable value creation for customers throughout the food and agriculture value chain. The Company’s flagship Sustainability Management Information System (SMIS) supports more than 2,200 agri-food operations managing upwards of 450,000 acres of specialty crops covering multiple commodities as well as more than 65% of the wine produced in California. SureHarvest customers include such leaders in the field of sustainability as the Almond Board of California, California Sustainable Winegrowing Alliance, PRO*ACT, the Mushroom Council, the Oregon Hazelnut Marketing Board, Protected Harvest, California Cut Flower Commission, and Washington Association of Wine Grape Growers.

SureHarvest employs a software-as-a-service (SaaS) revenue model that bundles annual software licenses with ongoing software enhancements and upgrades and a wide range of professional services that generate incremental revenue.

SureHarvest also brings to WFCF five issued patents, eight 2016 patent allowances and three pending applications that provide broad coverage on devices, methods and systems to capture farm-level data, record chain of custody (traceability), and automatically certify and/or communicate agriculture production and/or product information to consumers. The Company has identified more than 240 potential licensees in the agriculture industry for these patented solutions.

“This is a highly strategic and complementary acquisition, as both companies aim to create a smarter, more transparent food system,” said John Saunders, chairman and CEO of Where Food Comes From. “In addition to greatly expanding our geographic footprint into prolific West Coast growing areas, this move broadens our solutions portfolio, commodity coverage and patent portfolio. SureHarvest also brings a highly skilled staff and a business model that delivers more recurring and predictable revenue streams. This transaction is consistent with our overall strategy of becoming a one-stop-shop for growers who are facing increased pressure to streamline operations and improve productivity, resource efficiency and profitability.”

Dr. Jeff Dlott, president and CEO of SureHarvest, said, “We have invested heavily in our technology and solutions suite with an emphasis on high value specialty crops. Where Food Comes From is the ideal partner to help us accelerate our market penetration and protect and leverage our valuable IP portfolio.”

Leann Saunders, president of WFCF, added, “Sustainability is one of the fastest growing food standard classifications in North America and producers of food ranging from beef to almonds to wine grapes are challenged to meet ever higher standards of stewardship in managing natural resources in support of their supply chains, operations and corporate responsibility initiatives. As leaders in the field of sustainability, WFCF and SureHarvest have the potential to capture a large share of this relatively untapped market. And because our companies have unique but complementary solution sets, commodity coverage and customer bases, we believe we have excellent opportunities for cross selling and services bundling. ”

About Where Food Comes From, Inc.

Where Food Comes From, Inc. (d.b.a. IMI Global) is America’s trusted resource for third party verification of food production practices. The Company supports more than 12,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations and restaurants with a wide variety of value-added services through its IMI Global, International Certification Services, Validus Verification Services, SureHarvest, and Sterling Solutions units. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program utilizes the verification of product attributes to connect consumers to the sources of the food they purchase through product labeling and web-based information sharing and education. Visit www.wherefoodcomesfrom.com for additional information.

About SureHarvest

SureHarvest is a sustainability solutions company that delivers practical strategies, proven technologies and exceptional services to the agri-food value chain. The Company’s solutions accelerate financial profitability, environmental stewardship and social progress. The Company’s services are often coupled with farm management and sustainability program management software technologies to provide turnkey solutions.  Its SMIS solution supports more than 2,200 agri-food operations managing upwards of 450,000 acres of winegrapes, almonds, hazelnuts, mushrooms, cut flowers, leafy greens and other fresh produce, and more than 65% of the wine produced in California. Its customers include such leaders in the field of sustainability as the Almond Board of California, California Sustainable Winegrowing Alliance, PRO*ACT, the Mushroom Council, the Oregon Hazelnut Marketing Board, Protected Harvest, California Cut Flower Commission, and Washington Association of Wine Grape Growers. For more information, go to www.sureharvest.com.

CAUTIONARY STATEMENT

This news release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership; SureHarvest’s ability to deliver $1.5 million in annualized revenue and generate predictable, recurring revenue and to accelerate its market penetration and protect and leverage its IP portfolio; expected synergies of WFCF and SureHarvest and the ability to capture market share; the ability to add new commodity coverage, new verification standards and expand its geographic footprint; the ability to become a one-stop-shop in the food and agriculture supply chain; opportunities for cross selling and services bundling; and demand for, and impact and efficacy of, the Company’s products and services on the marketplace, are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000